Exhibit 99.1

Avalon GloboCare Appoints Dr. Charles Cavo to its Scientific Advisory Board in Support of KetoAir Sales

Dr. Cavo’s expertise will advance the marketing and business development of KetoAir™, a handheld breathalyzer for ketogenic health

FREEHOLD, N.J., October 31, 2024 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a developer of innovative precision diagnostics and laboratory services, today announced that it has appointed Dr. Charles Cavo to its Scientific and Clinical Advisory Board.

Dr. Charles Cavo is the co-founder and Chief Medical Officer of Pounds Transformation, founded to help patients successfully reach their health and wellness goals through a combination of medical and lifestyle interventions related to nutrition and exercise. Dr. Cavo specialized in family medicine as an OBGYN at the Hospital of Central Connecticut and was drawn to the challenge of the obesity epidemic in America and how it negatively affected his patient’s lives.

Dr. Cavo is a member of the board of Obesity Medicine and is board certified in Bariatric Medicine and in Obstetrics & Gynecology. He is also a fellow of the American College of Obstetricians & Gynecologists. Dr. Cavo earned his medical degree from Nova Southeastern University College of Osteopathic Medicine and completed his Obstetrics and Gynecology residency at the University of Connecticut.

“In an era where healthcare messaging increasingly focuses on prevention, KetoAir™ has the potential to be a significant tool for individuals and clinicians alike,” said David Jin, M.D., Ph.D., CEO of Avalon GloboCare. “By providing real-time insights into metabolic states, KetoAir™ is designed to assess the ketosis status of its individual user, which may assist users in managing not only weight loss but also conditions such as diabetes. Dr. Cavo’s experience will further support our efforts by helping us identify strategic development partners, while also providing valuable guidance in executing our business plan for KetoAir™.”

“I am excited to support KetoAir™ as a valuable tool in the field of obesity, where GLP-1-based diets are gaining significant relevance. Ketogenic diets play a crucial role in stimulating the natural production of the GLP-1 hormone, which may affect thethe regulation of appetite and blood sugar levels. By measuring Breath Acetone Concentration (BrAce) with KetoAir™, we now have a simplified and effective biomarker for determining adherence to a ketogenic diet. This may be helpful in treating chronic conditions such as diabetes and obesity. Many individuals currently monitor their ketone levels using blood and urine diagnostics However, these methods analyze the body’s storage of or excess runoff of ketones and can be easily manipulated with supplements. BrAce, a byproduct of fat metabolism, which may capture the essence of ketosis more accurately. KetoAir™ offers a non-invasive alternative delivering real-time and pain-free feedback on ketosis levels. As a valuable remote patient monitoring tool, this high-quality device is intended to empower users to track their progress, stay motivated, and make more informed decisions about their diet and exercise habits.”

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a commercial stage company dedicated to developing and delivering innovative, transformative, precision diagnostics and clinical laboratory services. Avalon is working to establish a leading role in the innovation of diagnostic testing, utilizing proprietary technology to deliver precise, genetics-driven results. The Company also provides laboratory services, offering a broad portfolio of diagnostic tests, including drug testing, toxicology, and a broad array of test services, from general bloodwork to anatomic pathology, and urine toxicology. For more information about Avalon GloboCare, please visit www.avalon-globocare.com.

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Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding the ability to enter into a definitive agreement, as well as the Company’s commercialization, distribution and sales of KetoAir and the product’s ability to compete with other testing methods for determining ketosis. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov), including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Form 8-Ks filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com